UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 18, 2011

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

520 Gervais Street
Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Purchase and Assumption Agreement

Effective February 18, 2011, SCBT, N.A. (the “Bank”), a national bank and wholly owned subsidiary of SCBT Financial Corporation, a South Carolina corporation (the “Company”), acquired specified assets and assumed specified liabilities of Habersham Bank, a full service, Georgia-chartered bank headquartered in Clarkesville, Georgia (“Habersham Bank”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Habersham Bank (the “Acquisition”).

The Acquisition was made pursuant to a purchase and assumption agreement, in the FDIC’s customary form, entered into by the Bank and the FDIC as of February 18, 2011 (the “P&A Agreement”).  The Acquisition included all 8 branch offices of Habersham Bank, although, as described below, the physical branch locations and leases were not immediately acquired by the Bank in the Acquisition.  Habersham Bank’s former offices now operate as branches of Habersham Bank, a division of SCBT, N.A.

Based on December 31, 2010 balances, SCBT, N.A. purchased in the Acquisition total assets of approximately $387.8 million, including loans of approximately $223.7 million, and assumed total liabilities of approximately $384.8 million, including approximately $339.9 million in deposits.  Under the P&A Agreement, SCBT, N.A. received a discount of $38.3 million on the assets and did not pay the FDIC a premium to assume all of the deposits.

In connection with the Acquisition, the FDIC made a closing payment to the Bank of approximately $59.4 million, subject to customary post-closing adjustments based upon the final closing date balance sheet for Habersham Bank.

In connection with the Acquisition, the Bank entered into a customary loss sharing arrangement with the FDIC covering approximately $270.0 million of Habersham Bank’s assets.  The Bank will share in the losses on the asset pools (including single family residential mortgage loans and commercial loans) covered under the loss-sharing arrangement, however, under the loss sharing arrangement, the FDIC is obligated to reimburse the Bank for 80% of all eligible losses with respect to covered assets, beginning with the first dollar of loss incurred.  The Bank has a corresponding obligation to reimburse the FDIC for 80% of eligible recoveries with respect to covered assets. After the 10th anniversary of the Acquisition (or earlier in certain circumstances), the FDIC has a right to recover a portion of its shared-loss reimbursements if losses on the covered assets are less than currently anticipated, as measured by a formula set forth in the definitive loss-share agreements included as part of the P&A Agreement.  The loss sharing agreement applicable to single-family residential mortgage loans generally provides for FDIC loss sharing and Bank reimbursement to the FDIC to run for ten years, and the loss sharing agreement applicable to commercial and other assets generally provides for FDIC loss sharing and Bank reimbursement to the FDIC to run for five years, with additional recovery sharing for three years thereafter.

The FDIC has certain rights to withhold loss sharing payments if the Bank does not perform its obligations under the loss sharing agreements in accordance with their terms and to withdraw the loss share protection if certain significant transactions are effected without FDIC consent, some of which may be beyond the Company’s control, including certain business combination transactions and sales of shares by the Company’s shareholders that would result in a change in control under the Change in Bank Control Act.

Under the P&A Agreement, the Bank has an option, exercisable for 90 days following the closing of the Acquisition, to acquire at fair market value any bank premises that were owned by, or assume any leases relating to bank premises leased by, Habersham Bank (including ATM locations).  The Bank is currently reviewing Habersham Bank’s bank premises and related leases.  In addition, subject to limited exceptions, the Bank has an option, exercisable for 30 days following the closing, to assume or reject service provider contracts with Habersham Bank.  Regardless of whether or not the Bank elects to exercise this option, it must perform those contracts under which Habersham Bank provided services to a third party for 90 days after the closing, and, for contracts under which Habersham Bank received services, the Bank must perform those contracts for 30 days after the closing. Finally, the Bank has an option, exercisable for 90 days after the closing, to accept the assignment of any leases relating to data processing equipment leased by Habersham Bank.

The foregoing summary of the P&A Agreement (including the associated loss sharing agreements) is not complete and is qualified in its entirety by reference to the full text of the P&A Agreement, a copy of which is attached as Exhibit 2.1 and incorporated by reference herein.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 under the heading “Purchase and Assumption Agreement” is incorporated by reference into this Item 2.01.

Cautionary Note Regarding Any Forward-Looking Statements

Statements included in this Current Report on Form 8-K (including information incorporated by reference herein) which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.  SCBT cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; (13) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Habersham Bank, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (14) risks and uncertainties described in the section titled “Risk Factors” in the SCBT Financial Corporation Annual Report on Form 10-K and any other reports filed by it with the SEC; and (15) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description
2.1	Purchase and Assumption Agreement, dated February 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date:	February 25, 2011	/s/ Donald E. Pickett
Donald E. Pickett
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated February 18, 2011